Rule 424(b)(3)
File No. 333-264368

GREAT-WEST SECUREFOUNDATION®

Group Fixed Deferred Annuity Certificate

Issued by

Empower Annuity Insurance Company of America

(formerly known as Great-West Life & Annuity Insurance Company)

Supplement dated August 25, 2022

to the Prospectus dated May 2, 2022

This Supplement amends certain information contained in the Prospectus dated May 2, 2022.

1)	Company Name Changes

Effective August 1, 2022, the following companies have changed their names and all references to the current names in the Prospectus are hereby replaced with the new names:

Current Company Name	New Company Name
Great-West Life & Annuity Insurance Company	Empower Annuity Insurance Company of America
GWFS Equities, Inc.	Empower Financial Services, Inc.
Great-West Capital Management, LLC	Empower Capital Management, LLC
Great-West Funds, Inc.	Empower Funds, Inc.
GWL&A Financial, Inc.	Empower Holdings, Inc.
Advised Assets Group, LLC	Empower Advisory Group, LLC
Great-West Trust Company, LLC	Empower Trust Company, LLC

2)	Certificate Name Change

Effective August 1, 2022, the Certificate name was changed and all references to the current Certificate name in the Prospectus are hereby replaced with the new name:

Current Certificate Name	New Certificate Name
Great-West SecureFoundation® Group Fixed Deferred Annuity	Empower SecureFoundation® Group Fixed Deferred Annuity

3)	Covered Fund Change

Effective August 1, 2022, the Covered Fund changed its name and all references to the current name in the Prospectus are hereby replaced with the new name:

Current Covered Fund Name	New Covered Fund Name
Great-West SecureFoundation® Balanced Fund	Empower SecureFoundation® Balanced Fund

If you have any questions regarding this Supplement, please call Empower Annuity Insurance Company of America toll-free at (800) 537-2033.

This Supplement must be accompanied by, and read in conjunction with, the current Prospectus dated May 2, 2022.

Please read this Supplement carefully and retain it for future reference.